SUPPLEMENTAL INDENTURE, dated as of November 7, 1996, by and between KinderCare Learning Centers, Inc., a Delaware corporation (the "Company"), and AmSouth Bank of Alabama, as trustee (the "Trustee").

                              W I T N E S S E T H :

                 WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of June 2, 1994 (the "Indenture"), providing for the issuance of 10-3/8% Senior Securities due 2001 (the "Securities") of the Company;

                 WHEREAS, there is currently outstanding under the Indenture $70,000,000 aggregate principal amount of the Securities;

                 WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities, (i) enter into a supplemental indenture for the purpose of amending the Indenture or (ii) waive compliance with certain provisions of the Indenture;

                 WHEREAS, the Company has offered to purchase for cash all of the outstanding Securities upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated October 16, 1996, as the same may be amended, supplemented or modified (the "Offer");

                 WHEREAS, the Offer is conditioned upon, among other things, certain proposed amendments to the Indenture (the "Proposed Amendments") having been approved by a majority in aggregate principal amount of the outstanding Securities (and a supplemental indenture in respect thereof having been executed and delivered) with the effectiveness of such Proposed Amendments with respect to the Securities being subject only to the acceptance for payment by the Company of the Securities representing a majority in aggregate principal amount of the outstanding Securities pursuant to the Offer (the "Acceptance");

                 WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture;

                 WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture and to waive compliance with certain provisions of the Indenture as described herein; and

                 WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and by-laws of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

                 NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Company and the Trustee hereby agree as follows:

                                   ARTICLE ONE

Section 101.     Definitions.
                 -----------
                 Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE TWO

Section 201.     Waiver of Compliance with Sections 1008 and 1011.
                 ------------------------------------------------

                 Effective immediately upon execution of this Supplemental Indenture, the Company and the Trustee waive compliance with the provisions of Sections 1008 and 1011 of the Indenture and any events of default with respect thereto set forth in Section 501(c); including, without limitation, (i) the execution and delivery of the Seventh Amendment to the Credit Agreement, dated as of October 11, 1996, among the Company, The Toronto-Dominion Bank, Houston Agency, as Facing Bank, the Lenders, as defined therein, and Toronto Dominion (Texas), Inc., as Agent (the "Amendment") which amends the New Credit Facility by providing an additional $50,000,000 facility, (ii) the execution and delivery of related documents amending certain security documents granted by the Company and certain of its Subsidiaries in connection with the New Credit Facility, (iii) the borrowing of up to $50,000,000 pursuant to the Amendment's new facility in connection with the Acceptance, and (iv) the granting of Liens to secure the Amendment's new facility.

                                  ARTICLE THREE

Section 301.     Amendment of Section 101.
                 ------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 101 of the Indenture are amended by:

                 (a) deleting the following definitions: "Acquired Indebtedness"; "Average Life to Stated Maturity"; "Consolidated Fixed Charge Coverage Ratio"; "Consolidated Net Income"; "Permitted Indebtedness"; "Permitted Investments"; "Permitted Subsidiary Indebtedness"; "Qualified Capital Stock"; and "Unrestricted Subsidiary Indebtedness"; and

                 (b) adding the following definition after the definition of "Maturity" and prior to the definition of "Mini-Skools":

                 "'Merger Agreement' means the Agreement and Plan of Merger between KCLC Acquisition Corp. and KinderCare Learning Centers, Inc., dated as of October 3, 1996, as the same may be amended, supplemented or modified."

Section 302.     Amendment of Section 102.
                 ------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 102 of the Indenture are amended by deleting references to the terms: "incur"; "refinancing" and "Restricted Payments".

Section 303.     Amendment of Section 404.
                 ------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 404 of the Indenture are amended by amending and restating Section 404 as follows:

                 "Section 404.  Conditions to Defeasance or Covenant Defeasance.
                                -----------------------------------------------

                 The following shall be the conditions to application of either
         Section 402 or Section 403 to the Defeased Securities:

                       (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, as reflected in the written report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm delivered to the Trustee, to pay and discharge (and which shall be applied by the Trustee to pay and discharge) the principal of, premium, if any, and interest on, the Defeased Securities on the Stated Maturity (or on any date after June 1, 1998 (such date being referred to as the 'Defeasance Redemption Date'), if prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Securities on the Defeasance Redemption
         Date) of such principal or installment of interest; provided that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, 'U.S. Government Obligations' means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities
         Act), as custodian with respect to any such U.S. Government
         Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                          (2) In the case of an election under Section 402, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, ineither case to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                          (3)     [intentionally omitted].

                          (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as subsections 501(g) and (h) are concerned, at any time during the period ending on the 91st day after the date of deposit.

                          (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company.

                          (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

                          (7) The Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including without limitation, those arising under this Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                          (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

                          (9) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit.

                          (10) The Company shall have delivered to the Trustee (a) an Officers' Certificate and an Opinion of Independent Counsel, each to the effect that all conditions precedent provided for relating to defeasance under Section 402 have been complied with as contemplated by this Section 404, and (b) an Officers' Certificate to the effect that all conditions precedent provided for relating to covenant defeasance under Section 403 have been complied with as contemplated by this Section 404.

                          Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited to matters of fact, including that various financial covenants have been complied with."

Section 304.     Amendment to Section 801.
                 ------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 801 of the Indenture are amended by:

                 (a) deleting clause (a)(iii) thereof in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]";

                 (b) deleting clause (a)(iv) thereof in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]";

                 (c) deleting clause (a) (vi) thereof in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]";

                 (d) deleting clause (b) (iii) thereof in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]"; and

                 (e) adding a new paragraph at the end of Section 801 as follows:

                 "Notwithstanding the foregoing or any other provision contained in this Indenture, the consummation of the transactions contemplated by the Merger Agreement shall be expressly permitted under this Indenture and shall not be deemed to constitute a breach, violation or other contravention of this Section 801 or any other provision contained in this Indenture."

Section 305.     Amendment of Section 1008.
                 -------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 1008 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 306.     Amendment of Section 1009.
                 -------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 1009 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 307.     Amendment of Section 1010.
                 -------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 1010 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 308.     Amendment of Section 1011.
                 -------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 1011 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 309.     Amendment of Section 1012.
                 -------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 1012 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 310.     Amendment of Section 1014.
                 -------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 1014 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 311.     Amendment of Section 1016.
                 -------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 1016 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 312.     Amendment of Section 1017.
                 -------------------------

                 Effective upon, and subject only to, the Acceptance, the provisions of Section 1017 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".


                                  ARTICLE FOUR

Section 401.     Continuing Effect of Indenture.
                 ------------------------------

                 Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect.

Section 402.     Construction of Supplemental Indenture.
                 --------------------------------------

                 The Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 403.     Trust Indenture Act Controls.
                 ----------------------------

                 If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.

Section 404.     Trustee Disclaimer.
                 ------------------
                 The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 405.     Counterparts.
                 ------------
                 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                          KINDERCARE LEARNING CENTERS, INC.



[Seal]                    By /s/ Philip L. Maslowe
                            --------------------------------
                          Title: Executive Vice President
                                   and Chief Financial Officer



                           By /s/ Rebecca S. Bryan
                              --------------------------------
                           Title: Vice President/General Counsel/
                                    Corporate Secretary


Attest:

 /s/ Robert H. Fries
------------------------------
Title: Vice President/Treasurer



                           AMSOUTH BANK OF ALABAMA,
                              as Trustee



[Seal]                     By /s/ T. Franklin Caley
                             ------------------------------------
                           Title: Vice President and Corporate Trust
                                    Officer


Attest:



 /s/ Kara Lee Partin
------------------------------------
Title: Assistant Vice President
         and Corporate Trust Officer

STATE OF NEW YORK     )
                      )  SS.:
COUNTY OF NEW YORK    )


                 On the 7th day of November 1996, before me personally came Philip Maslowe and Rebecca Bryan, to me known, who, being by me duly sworn, did depose and say that he/she is Executive Vice President/CFO and Vice President/General Counsel/Corporate Secretary of KinderCare Learning Centers, Inc., the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

/s/ Florence V. Resseque
-----------------------------
Notary Public, State of New York


STATE OF ALABAMA         )
                         )  SS.:
COUNTY OF JEFFERSON      )


                 On the 7th day of November, 1996, before me personally came Frank Caley, to me known, who, being by me duly sworn, did depose and say that he/she is Vice President and Corporate Trust Officer of AmSouth Bank of Alabama, an Alabama banking corporation described in and which executed the foregoing instrument; that he/she knows the seal of said Alabama banking corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Alabama banking corporation, and that he/she signed his/her name thereto by like authority.



/s/ Deborah Lynn Anderson
-----------------------------
Notary Public, State of Alabama